Exhibit 99.1

NUTRISYSTEM, INC. REPORTS RESULTS FOR

SECOND QUARTER 2007

  Reports Second Quarter Revenue of $214 Million and EPS of $0.96

  Raises Full Year Revenue and EPS Guidance

Horsham, PA - July 24, 2007-NutriSystem, Inc. (NASDAQ: NTRI), a leading provider of weight management and fitness products and services, today announced results for the second quarter ended June 30, 2007, including:

  An increase in revenue of 61% to $213,556,000 in the second quarter of 2007 compared to $132,631,000 in revenue in the second quarter of 2006;
  Growth in operating income to $52,729,000 (24.7% of revenues) in the second quarter of 2007 compared to $31,030,000 (23.4% of revenues) in the second quarter of 2006; and
  An increase in diluted earnings per share of 81% to $0.96 in the second quarter of 2007 compared to $0.53 per diluted share in the second quarter of 2006.

"The quarter was a very good one and we were pleased with the solid growth in our core women's market and continued strength in revenue coming from our ex-customers," said Michael J. Hagan, Chairman, President and Chief Executive Officer. "In addition, the growth in the men's and senior's market segments for the second quarter exceeded our expectations," continued Mr. Hagan.

Direct channel revenue reached $202,413,000 in the second quarter of 2007, a 65% increase over the same period in 2006. The Company added approximately 246,000 Direct channel new customers, a 46% increase from approximately 168,000 new customers in the second quarter of 2006.

"In the second quarter, we increased operating margin by 130 basis points year over year," said James D. Brown, Executive Vice President and Chief Financial Officer.  "At the same time we made substantial investments in the business to improve future profitability including a new e-commerce platform, the new food program, a new call center and international expansion."

"To date we've used our strong cash flow to fund stock buy-backs," continued Mr. Brown.  "In the first half of 2007, we generated net cash from operations of $98 million and repurchased 2.0 million shares for $98 million."

Third Quarter and Revised Full Year 2007 Outlook

For the third quarter of 2007, the Company estimates that revenue will be between $200 and $208 million, and expects diluted earnings per share to be between $0.77 and $0.82. Further, the Company expects to add approximately 245,000 new Direct channel customers in the third quarter of 2007. The Company is raising its full year 2007 guidance and now expects revenue to be between $810 million and $820 million and 2007 diluted earnings per share to be between $3.46 and $3.52 per share. This guidance does not reflect the effect of any potential future stock repurchases.

"The business performed extremely well for the first half of 2007. We continue to be excited about the new market segments we've launched in the past year and even more excited about how often our ex-customers are returning to us," commented Mr. Hagan. "We've come a long way in the last few years with over two million Americans relying on NutriSystem to help them reach and maintain their weight loss goals. The future remains bright with an all-new program planned for 2008, our first international market, and new product extensions that we believe will expand our customer's life long value."

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss second quarter 2007 financial results today at 5:00 PM Eastern time. The conference call will include remarks about the quarter and the Company's outlook from members of the NutriSystem senior management team including Chairman, President and Chief Executive Officer Michael Hagan, Executive Vice President and Chief Marketing Officer Tom Connerty, and Executive Vice President and Chief Financial Officer James D. Brown. In the conference call the senior management team will refer to a brief slide presentation that will be available in the presentations page of the investor relations section of NutriSystem's website, www.nutrisystem.com. Interested parties may participate in the conference call by dialing 888-713-4216 (international: 617-213-4868) and entering access code 75690000, 5-10 minutes prior to the initiation of the call. A replay of the conference call will be available through August 24, 2007, by dialing 888-286-8010 (international: 617-801-6888) and entering access code 27096683. A webcast of the conference call will also be available for one year under the investor information section of NutriSystem's website.

About NutriSystem, Inc.

Founded in 1972, NutriSystem (NASDAQ: NTRI) is a leading provider of weight management and fitness products and services. The Company offers a weight loss program based on portion-controlled, lower Glycemic Index prepared meals. The program has no membership fees and provides free online and telephone counseling.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding NutriSystem's outlook and guidance for the second quarter of 2007 and the full year 2007, its expectations regarding its ability to continue its growth while maintaining costs, statements about momentum in its business and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in NutriSystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. NutriSystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contacts:
James D. Brown EVP and Chief Financial Officer NutriSystem, Inc. Tel: 215-706-5302 Email: jbrown@nutrisystem.com	Brandi Piacente Investor Relations The Piacente Group, Inc. Tel: 212-481-2050 Email: brandi@thepiacentegroup.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)
	Three Months Ended June 30, __________________________		Six Months Ended June 30, _______________________
	2007	2006	2007	2006

REVENUE	$ 213,556	$ 132,631	$ 451,916	$ 279,382

COSTS AND EXPENSES:
Cost of revenue	96,260	63,492	207,910	137,179
Marketing	45,525	26,751	97,237	53,686
General and administrative	17,341	10,766	31,760	21,190
Depreciation and amortization	1,701	592	2,670	1,118
Total costs and expenses	160,827	101,601	339,577	213,173
Operating income	52,729	31,030	112,339	66,209
INTEREST INCOME, net	949	889	1,926	1,468
Income before income taxes	53,678	31,919	114,265	67,677
INCOME TAXES	20,129	12,129	42,849	25,552
Net income	$ 33,549	$ 19,790	$ 71,416	$ 42,125

BASIC INCOME PER COMMON SHARE	$ 0.98	$ 0.55	$ 2.05	$ 1.17
DILUTED INCOME PER COMMON SHARE	$ 0.96	$ 0.53	$ 2.00	$ 1.13

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	34,293	36,033	34,825	35,866
Diluted	35,111	37,481	35,690	37,301

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands except share and per share amounts)
	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 4,642	$ 13,785
Marketable securities	77,909	68,469
Receivables	17,209	17,218
Inventories	47,553	72,366
Deferred income taxes	3,120	2,743
Other current assets	7,104	11,202
Total current assets	157,537	185,783

FIXED ASSETS, net	14,231	9,374
OTHER ASSETS	3,104	2,710
	$ 174,872	$ 197,867
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 30,503	$ 45,306
Accrued payroll and related benefits	6,004	1,371
Accrued income taxes	1,960	-
Other accrued expenses and current liabilities	6,757	5,057
Total current liabilities	45,224	51,734
NON-CURRENT LIABILITIES	842	831
Total liabilities	46,066	52,565

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 34,263,723 at June 30, 2007 and 35,918,506 at December 31, 2006)	34	35
Additional paid-in capital	-	60,355
Retained earnings	128,772	84,912
Total stockholders' equity	128,806	145,302
	$ 174,872	$ 197,867

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

Six Months Ended June 30, ~~-----------------------------------------~~
2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 71,416	$ 42,125
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	2,670	1,118
Share-based expense	1,898	3,948
Deferred tax (benefit) expense	(995)	3,614
Changes in operating assets and liabilities-
Accrued interest income	85	(367)
Receivables	9	(390)
Inventories	24,813	(5,941)
Other assets	4,282	401
Accounts payable	(14,803)	(4,568)
Accrued payroll and related benefits	4,633	2,681
Accrued income taxes	1,960	1,664
Other accrued expenses and liabilities	1,829	300
Net cash provided by operating activities	97,797	44,585
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(104,075)	(54,550)
Sales of marketable securities	94,550	12,400
Capital additions	(7,496)	(2,500)
Net cash used in investing activities	(17,021)	(44,650)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,212	2,069
Tax benefit from stock option exercises	6,775	6,943
Payment on note payable	(150)	-
Repurchases and retirement of common stock	(97,756)	-
Net cash (used in) provided by financing activities	(89,919)	9,012
NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,143)	8,947
CASH AND CASH EQUIVALENTS, beginning of period	13,785	3,902
CASH AND CASH EQUIVALENTS, end of period	$ 4,642	$ 12,849